The Commonwealth of Massachusetts
NUMBER                                                                   SHARES
                   H&Q Healthcare Investors (Par Value $0.01)


This certifies that ________________________of _________________ is the owner of
___________________________________Shares in the H&Q Healthcare Investors trust created by Declaration of Trust dated _______ and recorded with _______________ which shares are fully paid and non-assessable, and subject to the provisions of this trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trustees hereunto set their hands and have caused their seal to be affixed hereto this
      _____________day of          _______________A.D 19____


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                                   CERTIFICATE
                                       FOR
                               -------------------

                                    ISSUED TO
                               -------------------
                                      DATED
                               -------------------


For Value Received,_______________hereby sell, assign and transfer unto ____________________________________________
___________________________________________________Shares of the Capital
represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________ _____________________Attorney to transfer the said Shares on the books of the within named Organization with full power of substitution in the premises.
         Dated__________________________19______
                  In presence of
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